CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2009, relating to the financial statements and financial highlights which appears in the November 30, 2008 Annual Report to Shareholders of Regions Morgan Keegan Select Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCooper LLP

Chicago, IL
May 07, 2009